Exhibit 99.1

THE LGL GROUP ANNOUNCES RECORD DATE OF AUGUST 12, 2022 AND ANTICIPATES COMPLETING SPIN-OFF OF M-TRON INDUSTRIES, INC. ON AUGUST 19, 2022

ORLANDO, FL August 3, 2022 – The LGL Group, Inc. (NYSE American: LGL) (the “Company” or “LGL”) today announced that its Board of Directors has established August 12, 2022 as the record date (the “Record Date”) and August 19, 2022 as the anticipated distribution date (the “Distribution Date”) in connection with the previously announced potential spin-off of its Mtron business into a standalone, separately-traded public company. Following the separation, Mtron will provide highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits. LGL will retain its Precise Time and Frequency (“PTF”) business focused primarily on frequency reference and time standard synchronization solutions. Mtron common stock will trade on the NYSE American under the symbol “MPTI.”

Additional Details about the Separation:

The separation will be effected by means of a pro rata distribution (the “Distribution”) of shares of Mtron common stock to holders of LGL common stock as of the close of business on the Record Date. Each LGL stockholder as of the Record Date will receive one share of Mtron common stock for every share of LGL common stock held by such stockholder as of the Record Date.

Holders of LGL common stock as of the Record Date are not being asked to take any action to receive Mtron common stock in the Distribution. No stockholder approval of the Distribution is required, and LGL stockholders do not need to pay any consideration, exchange, or surrender existing shares of LGL common stock or take any other action to receive shares of Mtron common stock. The Distribution will not affect the number of outstanding shares of LGL common stock or any rights of LGL stockholders.

A Registration Statement on Form 10 (File No. 001-41391) (the “Form 10”) was previously filed by Mtron and the Company anticipates that it will be declared effective by the U.S. Securities and Exchange Commission prior to the Record Date. The Form 10 includes a preliminary information statement attached as Exhibit 99.1 to the Form 10 describing the separation, Mtron’s business, certain risks of owning the common stock of Mtron and other details regarding the separation from LGL and the Distribution to LGL stockholders. A definitive information statement will be filed with the U.S. Securities and Exchange Commission and made available to LGL stockholders as of the Record Date.

For U.S. federal income tax purposes, the separation is intended to be tax-free to LGL shareholders. LGL shareholders should consult with their tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of the separation.

Beginning on August 11, 2022, and continuing until the occurrence of the Distribution, LGL expects that LGL common stock will trade in two markets on the NYSE: in the “regular-way” market under the symbol “LGL” and in the “ex-distribution” market under the symbol “LGL WI”. Shares of LGL common stock that trade in the “regular-way” market will trade with an entitlement to shares of Mtron common stock to be distributed pursuant to the Distribution. Shares that trade in the “ex-distribution” market will trade without an entitlement to shares of Mtron common stock to be distributed pursuant to the Distribution.

Any LGL stockholders who sell their shares in the “regular-way” market on or before August 19, 2022, will also be selling their right to receive Mtron’s common stock in the Distribution. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying and selling LGL common stock on or before the Distribution Date.

Trading in common stock of Mtron is expected to begin on a “when issued” basis on or about August 11, 2022, on the NYSE American, under the symbol “MPTI WI”. “When issued” trading of common stock of Mtron will continue until the Distribution occurs on August 19, 2022. LGL anticipates that “regular way” trading of common stock of Mtron under the symbol “MPTI” will begin on August 22, 2022.

The completion of the separation and Distribution of Mtron’s common stock is subject to the satisfaction or waiver of certain conditions as more fully described in Mtron’s Form 10, as amended.

In connection with the Distribution, Mtron will pay a dividend to Mtron’s ultimate stockholder, LGL, which will be declared prior to the Distribution Date. The exact amount of any such dividend will be determined by Mtron’s Board immediately prior to the Distribution.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About The LGL Group, Inc.

LGL’s business strategy is primarily focused on growth through expanding new and existing operations across all industries, including the Company’s wholly owned Precise Time and Frequency Corporation (PTF) based in Wakefield Massachusetts. The LGL Group Inc.'s engineering and design origins date back to the early part of the last century. In 1917, Lynch Glass Machinery Company, the predecessor of LGL, was formed, and emerged in the late twenties as a successful manufacturer of glass-forming machinery. The company was then renamed Lynch Corporation, and was incorporated in 1928, under the laws of the State of Indiana. In 1946, Lynch was listed on the “New York Curb Exchange,” the predecessor to the NYSE American. The company has had a long history of owning and operating various businesses in the precision engineering, manufacturing and services sectors.

Precise Time and Frequency (PTF) was founded in 2002 and offers customers frequency reference and time standard synchronization solutions tailored to meeting performance requirements. PTF is housed in a well-equipped, modern, facility and staffed by a highly dedicated and experienced team of time and frequency professionals. Although the company offers a wide range of standard instruments and options, new requirements are enthusiastically embraced, resulting in an ever expanding capability. Products include NTP Servers, broadband amplifiers, RF distribution, 1PPS distribution, and fiber optic distribution. The company has developed a comprehensive portfolio of time and frequency instrumentation including frequency standards, time standards, and time code generators, complemented by a wide range of ancillary products such as RF distribution amplifiers, Digital distribution amplifiers, Time Code distribution amplifiers, and redundancy switches. Thousands of instruments have been delivered to a broad range of applications worldwide, from simple network time servers to synchronize local computers and instruments, to fully redundant and highly sophisticated Satellite Communications and Broadcast systems. Military applications include synchronization of mobile Satcom terminals, high performance sources for calibration, a unique SAASM solution, and test equipment providing the ultimate in frequency stability and phase noise performance.

M-tron Industries, Inc. (“Mtron”) was originally founded in 1965 as Mechtronics, Industries, Inc. Shortly thereafter, the name was formally changed to M-tron Industries, Inc. The primary business of Mtron during the early years was building crystals for the CB radio market. When technology changed in the late 1970s, so did Mtron. A change in marketing approach and continued development of products provided new life for the company. Mtron became known as a supplier of high quality, high reliability crystal, oscillator, and to some degree, VCXO (Voltage Controlled Crystal Oscillator) and TCXO (Temperature Compensated Crystal Oscillator) products which would be used in applications such as telecommunication infrastructure used to make phone systems and later on, the internet function. In 1976, M-tron Industries, Inc. was acquired. In 2002, Mtron acquired the assets of Champion Technologies, Inc. of Franklin Park, Illinois. Champion was a spin-off of Motorola during the mid-1980s. This acquisition helped Mtron recover more quickly from the telecom market collapse of 2001 and 2002 by expanding product offering, as well as customer base.

In 1965, at nearly the same time that Mtron was established, another company was organized, known as Piezo Technology, Inc. (“PTI”). PTI was organized for the purpose of designing and building crystal filters used in all types of equipment where certain types of noise need to be filtered out of a circuit. PTI grew over the years in both business and products to include LC (Lumped Element) filters, TCXO and OCXO (Oven Controlled Crystal Oscillator) products. Primary markets for PTI were Military, Avionics and Instrumentation. In 1995 PTI opened a manufacturing location in India and in 2004 M-tron Industries, Inc. acquired Piezo Technology, Inc.

The combined operations of Mtron and PTI are referred to as “MtronPTI”, and are headquartered in Orlando, Florida. MtronPTI currently has a global footprint and serves most major markets that require precision timing and filter products. The Company’s target market segments include high-end telecommunications, and military, instrumentation, space and avionics (referred to as “MISA”). MtronPTI has operations in Orlando, Florida, Yankton, South Dakota and Noida, India. In addition, MtronPTI has sales offices in Hong Kong and Shanghai, China. MtronPTI is currently in the process of being spun off from LGL Group, subject to shareholder approval.

For more information on the Company and its products and services, contact James Tivy at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

James Tivy

The LGL Group, Inc.

jtivy@lglgroup.com

(407) 298-2000